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                                                               Exhibit (10)(iii)

                                 AMENDMENT TO
                        THE NORTHERN TRUST CORPORATION
                       AMENDED 1992 INCENTIVE STOCK PLAN

     WHEREAS, Northern Trust Corporation (the "Corporation") maintains the Northern Trust Corporation Amended 1992 Incentive Stock Plan (as amended, the "Plan"); and

     WHEREAS, amendment of the Plan is now considered desirable;

     NOW, THEREFORE, by virtue and in exercise of the amending power reserved to the Board of Directors of the Corporation under Section 15 of the Plan, the Plan is hereby amended, effective September 25, 2001 in the following particulars:

          1. The introductory clause of the second sentence of Section 6(g) shall be restated in its entirety as follows:

               "For purposes of Stock Options granted prior to September 25, 2001, a "Change in Control" of the Corporation shall be deemed to occur on the earliest of:"

     2. Section 6(h) of the Plan shall be re-designated as Section 6(i) of the Plan, and the following new Section 6(h) shall be added to the Plan:

     (h) For purposes of Stock Options granted on or following September 25, 2001, a "Change in Control" of the Corporation shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

               (i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation (not including in the securities beneficially owned by such Person any securities acquired directly from the Corporation or its affiliates) representing 20% or more of the combined voting power of the Corporation's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below; or
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               (ii)  The election to the Board of Directors of the Corporation, without the recommendation or approval of two thirds of the incumbent Board of Directors of the Corporation, of the lesser of: (A) three directors; or (B) directors constituting a majority of the number of directors of the Corporation then in office, provided, however, that directors whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Corporation will not be considered as incumbent members of the Board of Directors of the Corporation for purposes of this section; or

               (iii) there is consummated a merger or consolidation of the Corporation or any direct or indirect subsidiary of the Corporation with any other company, other than (A) a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), at least 60% of the combined voting power of the securities of the Corporation or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Corporation or its Affiliates) representing 20% or more of the combined voting power of the Corporation's then outstanding securities; or

               (iv) the stockholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or there is consummated an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets, other than a sale or disposition by the Corporation of all or substantially all of the Corporation's assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by stockholders of the Corporation in substantially the same proportions as their ownership of the Corporation immediately prior to such sale.

          Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of

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     integrated transactions immediately following which the record holders of the common stock of the Corporation immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Corporation immediately following such transaction or series of transactions.

     For purposes of the Change in Control definition set forth in this Section 6(h), the following definitions shall apply:

          "Affiliate" shall have the meaning set forth in Rule 12b-2 under
          Section 12 of the Exchange Act; "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act, except that a Person shall not be deemed to be the Beneficial Owner of any securities with respect to which such Person has properly filed a Form 13-G; "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time; and "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Corporation or any of its Affiliates, (ii) a trustee or other fiduciary holding securities under an employee benefits plan of the Corporation or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation.

     IN WITNESS WHEREOF, the Corporation has caused this amendment to be executed on its behalf as of this 25th day of September, 2001.

                                  NORTHERN TRUST CORPORATION


                                  By:  /s/ William A. Osborn
                                     -----------------------
                                  Name:   William A. Osborn
                                  Title:  Chairman
                                          and Chief Executive Officer

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